MELAMINE CHEMICALS, INC.
                         RETIREMENT PLAN

                         AMENDMENT NO. 1


     WHEREAS, the Retirement Plan for Employees of Melamine Chemicals, Inc. was amended and restated in its entirety on September 9, 1996;

     WHEREAS, the Board of Directors reserved the right to amend the Plan; and

     WHEREAS, the Board of Directors has authorized the amendment of the Plan in order to set forth the rules that apply if a Participant eligible for an early retirement benefit does not elect to commence receiving the benefit immediately, and to make it clear that a Participant who is otherwise not eligible for an immediate distribution can elect to receive an immediate benefit if he elects to so within 90 days following the termination of employment;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately:

                                I.

     Section 2.2(C) of the Plan is hereby amended and restated to read in its entirety as follows:

     (C) Payment of Retirement Income: The retirement income payable in the event of early retirement will be payable on the first day of the month. The payments will normally be made as follows: the first payment will be made on the Participant's Early Retirement Date and the last payment will be the payment due immediately preceding the retired Participant's death; except that, in the event the Participant dies before he has received retirement income payments for a period of 10 years, the same monthly benefit that was payable to the Participant will be paid for the remainder of such 10-year period to the Beneficiary designated by the Participant or, if no designated Beneficiary is surviving, the same monthly benefit will be paid for the remainder of such 10-year period as provided in Sections 5.2 and 5.3 hereof. Instead of an immediate benefit, a Participant can elect to defer the commencement of retirement income payments, in which event the provisions of Section 2.4(A) (other than Section 2.4(A)(1)) shall apply, except that all references therein to Section 2.4(A)(1) shall be deemed to be references to Section 2.2(B). If the benefit commences after Early Retirement Date the benefit shall be the actuarial equivalent of the benefit that would have been paid commencing at Early Retirement Date.




                               II.

     The is hereby added to Section 2.4(A) of the Plan a new paragraph
(9) which shall read in its entirety as follows:

     (9) If A Participant terminates employment under circumstances that would not otherwise allow him to receive an immediate distribution of his benefit under the Plan, the Participant can elect, no later than 90 days following termination of employment, to receive an immediate distribution  of  his  benefit,  in  the form  described  at
     Section 2.4(A)(2) or any of the optional  forms described at
     Section 3.1.


     IN WITNESS WHEREOF, MELAMINE CHEMICALS, INC. has caused this instrument to be executed in multiple originals by its duly authorized officer on this 7th day of August, 1997.

WITNESSES:                         MELAMINE CHEMICALS, INC.

/s/  Keely B. Landry               BY  /s/  Frederic R. Huber
--------------------                   ----------------------

/s/  Nila N. Jordan                TITLE:  PRESIDENT AND CEO
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                         ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF ASCENSION

     BEFORE ME, the undersigned Notary Public, personally came and appeared FREDERIC R. HUBER, President and CEO, of Melamine Chemicals, Inc., who being by me sworn did depose and state that he signed the foregoing restated Retirement Plan for Employees of Melamine
Chemicals, Inc. as his free act and deed on behalf of Melamine Chemicals, Inc. for the purposes therein set forth.


                                  /s/ Frederic R. Huber
                                  ---------------------


SWORN TO AND SUBSCRIBED BEFORE ME

THIS 7TH DAY OF AUGUST, 1997.



/s/  Notary Public
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     NOTARY PUBLIC